WESTCAP
SECURITIES, INC.

May 18, 2005

CONFIDENTIAL

China Media1 Corporation
2020 Main Street, Suite 500
Irvine, CA 92614

Attention: Michael L. McKennon, Chief Financial Officer

Dear Mr. McKennon:

Westcap Securities, Inc. ("WESTCAP") is pleased to be engaged by China Media1 Corporation (the "Company") to act as lead placement agent in the proposed offering, issuance and sale of the Company's common stock, preferred stock, convertible debentures, debt or any other securities (the "Securities") by the Company or other similar financing transaction (the "Transaction"). As currently contemplated, the amount of the Offering will be for up to $4,000,000. The exact price per share and number of shares will be determined through negotiations between the Company and WESTCAP, on the one hand, and the investors, on the other hand. The term of this letter agreement (the "Agreement") shall commence on the date hereof and continue until June 20, 2005 (the "Term") or at such other date as may be mutually agreed upon by the parties in writing. This Agreement will confirm our mutual understanding of the terms on this agreement.

In connection with its engagement, WESTCAP will perform services, which are normal and customary for a placement agent to perform in connection with the Transaction. In this capacity, WESTCAP will endeavor to obtain commitments from investors ("Investors") to purchase the Securities. Any financing arranged by WESTCAP will be as the Company's agent (on a best efforts basis) and not on an underwritten basis. To facilitate our efforts to place the Securities, you agree to direct to WESTCAP all inquiries from prospective Investors during the period this engagement is in effect.

The Company agrees to pay WESTCAP for its services under this Agreement a fee (a "Transaction Fee") equal to ten percent (10.0%) of aggregated gross proceeds received or to be received by the Company from the sale of Securities in any Transaction during the Term. In addition, the Company agrees to pay WESTCAP for its services under this Agreement a fee in the form of Warrants (a "Warrant Fee") equal to four percent (4.0%) of the aggregated gross proceeds received or to be received by the Company from the Sale. Lastly, the Company agrees to pay to WESTCAP for its services under this Agreement a fee (a "Warrant Exercise Fee") equal to five percent (5.0%) of the aggregated proceeds received or to be received by the Company as a result of warrants exercised by Investors, on the warrants received as a result of the Transaction including issuance of any additional warrants pursuant to a "green shoe" if applicable, at any time they are exercised. The Transaction Fee shall be due and payable and Warrant Fee shall be issued on the closing of any Transaction. The Warrant Exercise Fee shall be payable within 10 business days of receipt of good funds by the Company as a result of the exercise of the warrants.

18201 Von Karman Ave., Ste. 550 • Irvine, CA 92612 • Phone 949-752-9380 • Fax 949-752-9389
Member NASD • SIPC • MSRB

If a Transaction is consummated, and in addition to fees payable to WESTCAP under this Agreement, the Company agrees to reimburse WESTCAP for its reasonable out-of-pocket expenses (including for travel) related to WESTCAP's activities under this Agreement, including the reasonable fees and disbursements of its legal counsel. Any one-time expense in the amount of five hundred dollars ($500) or more will need to be pre-approved in writing by the Company. Total reimbursable expenses shall not exceed $20,000 unless approved in writing by the Company. Expenses will be reimbursed from proceeds from the offering.

If during the Term, the Company decides to conduct a purchase sale transaction or other extraordinary corporate transaction or a public or private offering of Securities, the Company agrees to notify WESTCAP and to provide WESTCAP with a right of first refusal to act as the exclusive financial advisor, lead placement agent or lead underwriter, as the case may be, or such other role as necessary and appropriate, for any such transaction or offering at fees, and upon terms, customary and consistent with industry practice that would be agreed between the Company and WESTCAP in good faith.

If during the 12-month period following the Term, the Company decides to conduct a purchase or sale transaction or other extraordinary corporate transaction or a public or private offering of Securities or other type of financing, the Company agrees to notify WESTCAP and to provide to WESTCAP with a right of first refusal for a period of five business days for WESTCAP to agree or disagree to act as the exclusive financial advisor, lead placement agent or lead underwriter, as the case may be or such other role as necessary and appropriate, for any such transaction or offering at fees, and upon terms, customary and consistent with industry practice that would be agreed between the Company and WESTCAP in good faith. If WESTCAP does not accept in writing such engagement to act as lead placement agent or lead underwriter within five business days, such failure to accept shall be deemed a rejection. If WESTCAP agrees to act in such capacity, the Company and WESTCAP will enter into an appropriate form of engagement letter agreement. The Company acknowledges that this Agreement is neither an expressed nor an implied commitment by WESTCAP to act in any capacity in any such transaction, offering, or other type of financing, or by the Company to engage WESTCAP to act in any capacity in any such transaction.

Nothing contained herein shall constitute a commitment on the part of the Company or WESTCAP to complete any Transaction, and WESTCAP shall not have the power or authority to bind the Company to any terms or conditions of a Transaction. It is understood and agreed that this letter does not constitute a commitment by the Company to offer, issue or sell any Securities or by WESTCAP to purchase or underwrite the sale of any Securities and that WESTCAP shall have no obligation hereunder to place any Securities.

The Company will furnish WESTCAP with such information and documents regarding the Company and its business and financial condition (all such documents and materials, including those documents and materials prepared for Investors, and all information filed by the Company with the Securities and Exchange Commission (the "SEC") shall be collectively referred to herein as the "Information" as WESTCAP reasonably believes relevant and appropriate to perform its services under this Agreement. The Company agrees to cooperate with WESTCAP's reasonable requests in connection with its engagement hereunder, including making members of management and other employees available to WESTCAP for purposes of satisfying WESTCAP's due diligence requirements and consummating the Transaction, and agrees to commit such time and other resources as are reasonably necessary or appropriate to secure reasonable and timely success of the Transaction. The Company authorizes WESTCAP to transmit to prospective

Investors copies of any public information regarding the Company and any purchase agreements or other legal documentation approved by the Company for use in connection with a Transaction.

The Company recognizes and agrees that, in performing the services contemplated in this Agreement, WESTCAP will be relying solely on the Information and that the Information will not be independently verified by WESTCAP. Accordingly, the Company agrees that the Information will be complete and accurate in all material respects and not misleading. In addition, the Company agrees that all information regarding the Securities, including any term sheet, descriptions or other documentation, has been approved by the Company and shall be complete and accurate in all respects and not misleading. The Company shall advise WESTCAP promptly if it learns of any material inaccuracy, any omission of a material fact or any misleading statement in the Information or the information regarding the Securities. The Company agrees that WESTCAP does not have any responsibility for the accuracy or completeness of the Information. The Company has timely filed all reports required to be filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and any other material reports or documents required to be filed with the SEC since 2001. All such reports and documents and any registration statements or prospectuses filed under the Act complied, when filed, in all material respects with all applicable requirements of the 1934 Act and the Securities Act of 1933, as amended (the "Act").

Neither the Company nor any parties acting on its behalf will, directly or indirectly except through WESTCAP, offer or sell, or solicit any offer to buy, any of the Securities during the Term. As used in this agreement, the terms "offer" and "sale" have the meaning specified in Section 2(3) of the Act.

The Company and WESTCAP shall have the right to approve every form of written communication from the Company or any parties acting on its behalf (including WESTCAP) to any offeree or purchaser in connection with the offer and sale of the Securities. Neither the Company nor any parties acting on its behalf (including WESTCAP) will offer or sell the Securities by any form of general solicitation or general advertising, including, but not limited to, the methods described in Rule 502(c) under the Act.

The Company and WESTCAP will each conduct the offering and sale of the Securities in a manner intended to qualify for the exemption from the registration requirements of the Act provided by Section 4(2) thereof and Regulation D thereunder and each will limit offers to sell, and solicitations of offers to buy, the Securities to persons reasonably believed by it to be an "accredited investor", as that term is defined in Rule 501(a) under the Act. The Company will furnish and make available to each purchaser of Securities the information and the opportunity to ask questions and receive answers required by Rule 501(b) under the Act.

Each of the Company and WESTCAP agrees to conduct the offering and sale of the Securities in a manner intended to comply with the registration or qualification requirements, or available exemptions therefrom, under applicable state "blue sky" laws and applicable securities laws of other jurisdictions. The Company shall be responsible for compliance with the filing requirements of the securities laws of states and other jurisdictions and shall make all filings and take all other actions are required in connection with compliance with such laws. Neither the Company nor its affiliates will, directly or indirectly, make any offer or sale of the Securities or any securities of the same or a similar class as the Securities, the result of which registration and qualification requirements under applicable Federal securities laws, state "blue sky" laws or the securities laws of any other jurisdiction (collectively, the "Registration Exemptions"). The

Company has not engaged in any offering of its securities that would jeopardize the availability of the Registration Exemptions.

In the event the Company requests that WESTCAP deliver certain documents and information relating to this engagement via electronic transmissions, the Company acknowledges and agrees that the privacy and integrity of the electronic transmissions cannot be guaranteed due to the possibility that third parties could intercept, view or alter such electronic transmissions. To the extent that any documents or information relating to this engagement are transmitted electronically, the Company agrees to release WESTCAP from any loss or liability incurred in connection with the electronic transmission of any such documents and information, including the unauthorized interception, alteration, or fraudulent generation and transmission of electronic transmission by third parties but excluding gross negligence and/or willful misconduct on WESTCAP's part. Under no circumstances will WESTCAP be liable for any ordinary, direct, indirect, consequential, incidental, special, punitive or exemplary damages arising out of the foregoing, regardless of whether WESTCAP has been apprised of the likelihood of such damages occurring.

The Company acknowledges and agrees that WESTCAP has been retained to act as lead placement agent to the Company. In such capacity, WESTCAP will act under this Agreement as an independent contractor and any duties of WESTCAP arising out of its engagement pursuant to this Agreement shall be owed solely to the Company. It is understood that WESTCAP's responsibility to the Company is solely contractual in nature and that WESTCAP does not owe the Company, or any other party, any fiduciary duty as a result of its engagement.

Since WESTCAP will be acting on the Company's behalf in connection with its engagement hereunder, WESTCAP requires that the Company enter into a separate letter agreement, dated the same date hereof, providing for indemnification of WESTCAP and certain related entities and persons by the Company.

No advice rendered by WESTCAP, whether formal or informal, may be quoted or referred to orally or in writing, reproduced or disseminated, by the Company or any of its affiliates (other than to officers, directors and legal counsel of the Company on a need to know basis) except to the extent legally required (after consultation with WESTCAP and its counsel), without WESTCAP's prior written consent.

The scope of WESTCAP's engagement shall be limited to those matters expressly set out in this Agreement and shall not include tax, legal, regulatory, accountancy, or other technical advice or services. This letter shall not constitute an offer, agreement or commitment to lend by WESTCAP or its affiliates.

The engagement may be terminated with or without cause by the Company or WESTCAP at any time and without liability or continuing obligation to the Company or WESTCAP (except for compensation to be paid hereunder and expenses incurred by or on behalf of WESTCAP to the date of termination) upon written notice to the other party. Notwithstanding the foregoing, WESTCAP shall be entitled to its full compensation pursuant to this Agreement in the event that, during the Term, any Transaction is consummated or the Company enters into an agreement which subsequently results in a Transaction within a period of six months from the date that such Term ends. In addition, if a Transaction is consummated with a WESTCAP Identified Party (as defined below) during the six-month period following the Term, WESTCAP shall be entitled to a Transaction Fee. For purpose of this Agreement, a "WESTCAP Identified Party" means any party

contracted by WESTCAP or introduced by WESTCAP to the Company or otherwise discussed with the Company by WESTCAP during the Term in connection with a possible Transaction. WESTCAP will provide the Company with a list (not to exceed 15 parties) of WESTCAP Identified Parties, which list shall be agreed upon by WESTCAP, within 10 days of the Company's written request. Furthermore, the payment of expenses, preservation of the private placement exemption, the status of WESTCAP as an independent contractor, the limitation on to whom WESTCAP shall owe any duties, the waiver of the right to trial by jury, the confidentiality provisions and the indemnification, limitation on the liability of the indemnified persons, contribution and settlement provisions contained in the indemnification letter agreement, will survive the remain operative regardless for a period of one year following the termination of this agreement of any such termination. In the event that WESTCAP terminates this engagement, it shall waive any and all additional compensation that may result from a Transaction with a WESTCAP Identified Party.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to its conflicts of law principles. WESTCAP and the Company (on its own behalf and, to the extent permitted by law, on behalf of its security holders) each waives any right to trial by jury in any action, claim, suit or proceedings with respect to WESTCAP's engagement as placement agent or its services hereunder. Solely for the purpose of enforcing this agreement and the related indemnification letter agreement, the Company hereby submits to the nonexclusive jurisdiction of any Federal or state court in the State of California, City of Irvine and County of Orange, and irrevocably agrees that all claims in respect of such action, claim, suit or proceeding may be determined in any such court. Service of process, summons, notice or document by mail to the Company's address set forth above shall be effective service of process for any suit, action or other proceeding brought in such courts. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit, action, or other proceedings in such courts relating to this Agreement or the indemnification letter agreement and irrevocably and unconditionally waives and agrees not to plead or claim that any such suit, action, or other proceeding has been brought in an inconvenient forum. The Company hereby waives all immunity from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled with respect to any such enforcement action. The Company also waives, and will not raise or claim, any immunity to the enforcement of any judgment relating to any such enforcement action.

The Company agrees that WESTCAP, at its option and expense, has the right to place advertisements in financial and other newspapers and journals describing its services to the Company hereunder. The form of such advertisement to be used must be approved by the Company. If requested by WESTCAP, the Company shall include a mutually acceptable reference to WESTCAP in the press release (on other public announcement) made by the Company announcing the Transaction, to the extent permitted by law.

The Company agrees that, during the term of this agreement and for a period of 12 months thereafter, it shall not disclose the name of WESTCAP or any employees of WESTCAP's in any public disclosure, documents or material without WESTCAP's consent, provided that the foregoing prohibition shall not apply to situations in which the Company is compelled to do so by a governmental agency or a court. The Company agrees that the unauthorized disclosure or use of the foregoing information will cause irreparable harm and significant injury to WESTCAP for which money damages may be inadequate or difficult to ascertain. Accordingly, the Company agrees that WESTCAP shall have the right to seek an immediate injunction enjoining any breach of the improper use of its name. The Company agrees further that, if it fails to comply with any of its obligations as set forth herein, the Company shall pay to WESTCAP, upon demand, as

liquidated damages, the sum of $20,000 including any out-of-pocket expenses.

This Agreement may not be assigned by either WESTCAP or the Company without the written consent of the other party, which shall not be unreasonably withheld. The benefits of, and the obligations and liabilities assumed in, this Agreement shall inure to the benefit of, and be binding upon, any successors and permitted assigns.

No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by each party to be bound thereby.

If the foregoing meets with your approval, please sign both copies of this Agreement and both copies of the indemnification letter agreement and return one fully executed copy of each to us. We look forward to working with China Media 1 Corporation in this important undertaking.

Very truly yours,

WESTCAP SECURITIES, INC.

By:

Tim M. Betts
Director of Investment Banking

Agreed and Accepted as of the
Date First Written Above:

China Media1 Corporation

By: /s/ Michael L. McKennon
Michael L. McKennon
Chief Financial Officer

China Media1 Corp.
2020 Main Street, Suite 500
Irvine, CA 92614
949-757-0890

May 18, 2005

Mr. Tim M. Betts
18201 Von Karman Ave., Ste. 550
Irvine, CA 92612

Dear Mr. Betts:

Attached is an executed copy of the engagement letter. We currently have no funds to make a commitment to pay expenses prior to close of the private placement. I have modified the arrangement to reflect expenses be paid out of the funds raised in the private placement.

Sincerely,

/s/ Michael McKennon

Michael McKennon
Chief Financial Officer
Chine Media1 Corp.